Exhibit 4.7


FIRST AMENDMENT dated as of December 21, 2001, (this
"Amendment") to the AMENDED AND RESTATED 364-DAY CREDIT
AGREEMENT dated as of October 28, 1999, as amended and restated in the form of the Amended and Restated Credit
Agreement as of September 24, 2001 (as amended, restated,
Supplemented or otherwise modified from time to time, the "364-Day Credit Agreement"), among CROMPTON CORPORATION
(formerly known as CK Witco Corporation) (the "Company");
the Eligible Subsidiaries referred to therein; the BANKS referred to therein; JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK) ("JPMORGAN"), as Syndication
Agent; CITICORP USA, INC. (as successor to Citibank, N.A.
in its capacity as Administrative Agent), as Administrative Agent; and BANK OF AMERICA, N.A. and
DEUTSCHE BANC ALEX. BROWN INC. (formerly known as DEUTSCHE
BANK SECURITIES INC.), as Co-Documentation Agents.

          WHEREAS, the Company, the Eligible Subsidiaries, the Banks, the Co-Documentation Agents, the Syndication
Agent and the Administrative Agent are parties to the 364
Day Credit Agreement;

          WHEREAS, pursuant to the 364-Day Credit
Agreement, the Banks have made and agreed to make certain loans to the Borrowers; and

          WHEREAS, the Company has requested that certain provisions of the 364-Day Credit Agreement, the 364-Day
Subsidiary Guarantee Agreement and the 364-Day Indemnity,
Subrogation and Contribution Agreement be modified in the manner provided in this Amendment;

          WHEREAS, the Banks whose signatures appear below, constituting the Required Banks, hereby agree to amend the 364-Day Credit Agreement, which amendment shall become effective upon satisfaction of the conditions precedent set forth herein, the 364-Day Subsidiary
Guarantee Agreement and the 364-Day Indemnity, Subrogation and Contribution Agreement;

          WHEREAS, the Banks whose signatures appear below, constituting the Required Banks, desire to appoint
Citicorp USA, Inc., as Administrative Agent and as
Collateral Agent , and the Loan Parties desire to consent to such appointments;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Defined Terms.  Capitalized terms
used but not defined herein have the meanings assigned to them in the 364-Day Credit Agreement and the Security
Agreement.

        SECTION 2.  Amendment of Section 1.01.  (a)
Section 1.01 of the 364-Day Credit Agreement is hereby amended by inserting the following defined terms in their correct alphabetical order:

          "Amendment and Restatement" means the Amended and Restated Credit Agreement dated as of September 24,
2001, among the Company; the Eligible Subsidiaries referred to therein; the Banks referred to therein;
JPMorgan, as Syndication Agent; the Administrative Agent;
and the CoDocumentation Agents, amending and restating the Original Credit Agreement.

          "Amendment No. 1" means the First Amendment dated as of December 21, 2001, to this Agreement.

          "Amendment No. 1 Effective Date" means the date on which Amendment No. 1 became effective.

          "CNTA Baskets" means the baskets under the Indentures equal to 10% of Consolidated Net Tangible
Assets under which obligations and Indebtedness (as defined in the Indentures) not otherwise permitted by
Section 3.3 of the Crompton Indenture and Section 1008 of the Witco Indenture are permitted to be secured and sale and leaseback transactions not otherwise permitted by
Section 3.4 of the Crompton Indenture and Section 1009 of the Witco Indenture are permitted to be entered into without the ratable securing of the Company's obligations under the Indentures.

          "Collateral" has the meaning set forth in the Security Agreement.

          "Collateral Agent" means Citicorp USA, Inc., in its capacity as collateral agent for the Banks.

"Collateral Release" has the meaning set forth in Section
11.12.

          "Collateral Requirement" means, at any time, that (a) the Security Agreement (or a supplement thereto) shall have been duly executed and delivered by the Company and by each of the Designated Subsidiaries existing at such time, (b) each Grantor shall have executed and delivered to the Collateral Agent (i) an appropriate UCC financing statement, identifying the Collateral of such Grantor subject to the Lien of the Security Agreement and naming the Collateral Agent as secured party, for filing in the central filing office of the jurisdiction of organization of such Grantor and (ii) any other financing statements or continuation statements required under applicable law or requested by the Collateral Agent to ensure that the Security Agreement creates a valid and perfected security interest in all the Collateral in which a security interest can be perfected under the Uniform
Commercial Code as in effect in each applicable jurisdiction; provided, that no fixture filings shall be required with respect to any portion of the Collateral constituting fixtures.

          "Consolidated Net Tangible Assets" means the total consolidated assets of the Company and its Subsidiaries (as such term is defined in the Indentures), less (a) current liabilities of the Company and its Subsidiaries; (b) all depreciation and valuation reserves and all other reserves (except (x) reserves for contingencies which have not been allocated to any particular purpose, and (y) deferred credits, including deferred federal and foreign income taxes and deferred investment tax credits) of the Company and its Subsidiaries; (c) the net book amount of all intangible assets of the Company and its Subsidiaries, including the unamortized portions of such items as goodwill, trademarks, trade names, patents and debt discount and expense less debt premium; and (d) appropriate adjustments on account of minority interests of other Persons holding stock in the Subsidiaries.

          "Crompton Indenture" means the Indenture dated as of March 1, 2000, between the Company (then known as CK
Witco Corporation) and Citibank, N.A., as trustee.

          "Crompton Indenture Obligations" means the obligations of the Company under the Crompton Indenture.

          "Designated Subsidiaries" means all Domestic
Subsidiaries of the Company other than Domestic
Subsidiaries that, taken together, (a) have assets with an aggregate book value equal to less than 15% of the aggregate book value of the total assets of the Company and the Domestic Subsidiaries and (b) have revenues for the most recently ended fiscal quarter equal to less than 15% of the total revenues of the Company and the Domestic
Subsidiaries for such fiscal quarter.

          "Documentation Agent" means Bank of America,
N.A., in its capacity as documentation agent for the Banks hereunder, and its successors in such capacity.

          "Equity Interest" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "Financial Officer" of any Person shall mean the chief financial officer, the treasurer or the principal accounting officer of such Person.

          "Grantors" means the Company and the Subsidiary
Grantors.

          "Indentures" means the Crompton Indenture and the Witco Indenture.

          "Obligations" has the meaning set forth in the Security Agreement.

          "Original Credit Agreement" means the 364-Day
Credit Agreement, dated as of October 28, 1999, among the Company (then known as CK Witco Corporation), the Eligible
Subsidiaries referred to therein, the Banks parties thereto, The Chase Manhattan Bank, as Syndication Agent,
Citibank, N.A., as Administrative Agent, and the Co-
Documentation Agents named therein, as amended by the First Amendment thereto, dated as of October 26, 2000.

          "Perfection Certificate" means a certificate in the form of Exhibit N or any other form approved by the Collateral Agent.

        "Release Date" has the meaning set forth in
Section 11.12 hereof.

          "Release Conditions" has the meaning set forth in Section 11.12 hereof.

          "Secured Parties" means the Administrative
Agent, the Collateral Agent, each Bank, the Issuing Bank and each other person to which any of the Obligations is owed.

          "Security Agreement" means a Security Agreement substantially in the form of Exhibit M hereto.

          "Security Documents" means the Security
Agreement, the Subsidiary Guarantee Agreement and the
Indemnity, Subrogation and Contribution Agreement.

          "Subsidiary Grantors" has the meaning set forth in the Security Agreement.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted London Interbank
Offered Rate, the Adjusted CD Rate or the Base Rate.

          "Witco Indenture" means the Indenture dated as of February 1, 1996, between the Company (then known as Witco Corporation) and The Chase Manhattan Bank, as trustee.

          (b)  Section 1.01 of the 364-Day Credit
Agreement is hereby further amended by deleting the definitions of "Administrative Agent", "Agents", "Co-
Documentation Agents", "Five-Year Credit Agreement",
"Fixed Rate Loans", "Loan Documents", "Loan Parties" and
"Money Market LIBOR Loan" in their entirety and replacing them as follows:

          "Administrative Agent" means Citicorp USA, Inc., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          "Agents" means the Administrative Agent, the Syndication Agent, the Collateral Agent and the
Documentation Agent, and "Agent" means any of the foregoing.

          "Five-Year Credit Agreement" means the Five-Year
Credit Agreement dated as of October 28, 1999 (as amended, restated, supplemented or otherwise modified from time to time) among the Company, the Eligible Subsidiaries named therein, Citicorp USA, Inc. (as successor to Citibank,
N.A. in its capacity as Administrative Agent), as administrative agent, the banks named therein, JPMorgan
Chase Bank (formerly known as The Chase Manhattan Bank), as syndication agent, and Bank of America, N.A. and Deutsche Bank Alex. Brown Inc. (formerly known as Deutsche
Bank Securities Inc.), as co-documentation agents.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar
Loans or Money Market Loans (excluding Money Market LIBOR
Loans bearing interest at the rate applicable to Base Rate
Loans pursuant to Section 8.01) or any combination of the foregoing.

          "Loan Documents" means this Agreement and the Security Documents.

        "Loan Parties" means the Company, the other
Borrowers, the Subsidiary Guarantors and the Subsidiary
Grantors.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the rate applicable to Base
Rate Loans pursuant to Section 8.01).

          (c)  Each reference in the 364-Day Credit
Agreement and the Exhibits thereto to Bank of America, N.A. and Deutsche Banc Alex. Brown Inc. (formerly known as
Deutsche Bank Securities Inc.) is hereby replaced with a reference to Bank of America, N.A.

          (d) Each reference to "Co-Documentation Agents" in the 364-Day Credit Agreement is hereby replaced with a reference to "Documentation Agent".

          SECTION 3.  Amendment of Article 2.  (a) Section
2.02 of the 364-Day Credit Agreement is hereby amended by deleting the word "and" prior to clause (iv) thereof, deleting the "." at the end of clause (iv) thereof and replacing it with ", and" and inserting immediately following clause (iv) thereof the following:

          "(v) executed by an assistant treasurer or a Financial Officer.";

        (b)  Section 2.03(b) of the 364-Day Credit
Agreement is hereby amended by inserting immediately following the words "Exhibit E hereto" the following:

          "and executed by an assistant treasurer or a Financial Officer.";

          (c)  Section 2.06 of the 364-Day Credit
Agreement is hereby amended to read as follows:

          "SECTION 2.06.  Maturity of Loans.  Each
     Committed Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the Termination Date. In the case of any Committed Loan that is a Euro-Dollar Loan, CD
     Loan or Base Rate Loan, upon the expiration of any Interest Period applicable thereto, the Borrower may continue such Loan as a Loan of the same Type or convert the Loan into a Loan of a different Type, in each case in accordance with the notice requirements set forth in Section 2.02 and subject to the minimum principal amount requirements set forth in Section
     2.01; provided, that, no Loan may be continued or converted with an Interest Period ending after the Termination Date. If the Borrower shall not have given timely notice to continue or convert any Loan, such Loan shall automatically be converted into or continued as a Base Rate Loan with an Interest Period of 30 days' duration. Each Money Market LIBOR Loan and Money Market Absolute Rate Loan shall mature, and the principal amount thereof shall be due and payable, on the expiration of the Interest Period applicable thereto.";

        (d)  Section 2.07(a) of the 364-Day Credit
Agreement is hereby amended to read as follows:

          "(a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base
     Rate Margin for such day plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.";

         (e)  Section 2.07(e) is hereby amended by
replacing the last sentence thereof with:

          "Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.";

        (f)  Section 2.11(a) of the 364-Day Credit
Agreement is hereby amended by inserting the words "rate applicable to" prior to the words "Base Rate" and inserting the word "Loans" immediately after the words
"Base Rate" in the parenthetical thereto;

        (g)  Section 2.11(f) of the 364-Day Credit
Agreement is hereby amended to read as follows:

          "(f) In the event and on each occasion that the Company or any Subsidiary shall complete any Asset
     Sale, the Company shall (i) promptly deliver to the Administrative Agent a certificate executed by a Financial Officer of the Company describing the assets sold and setting forth the aggregate amount of Net Cash Proceeds received or to be received and the calculation thereof, and (ii) if the Required
     Leverage Ratio is greater than 3.50 to 1.00, not later than the third Business Day following any receipt by the Company or any Subsidiary of Net Cash
     Proceeds with respect to such Asset Sale, ratably prepay Loans and loans outstanding under the Five-
     Year Credit Agreement in accordance with the outstandings thereunder in an amount equal to 100% of such Net Cash Proceeds.";

        (h)  Section 2.18(a) of the 364-Day Credit
Agreement is hereby amended by inserting immediately following the words "Issuing Bank" in the first sentence the following:

        "and signed by an assistant treasurer or a Financial Officer"; and

          SECTION 4.  Amendment of Article 4.  (a) Section
4.02 of the 364-Day Credit Agreement is hereby amended by adding immediately prior to the period at the end thereof the following words:

               ", except Liens created under the Loan
     Documents";

               (b)  Section 4.09 of the 364-Day Credit
     Agreement is hereby amended by deleting the words
     "the Company's Material Subsidiaries" and inserting
     "each Loan Party" in their place;

               (c)  Section 4.10 of the 364-Day Credit
     Agreement is hereby amended by deleting the words
     "The Company" therein and replacing them with the following "Each of the Loan Parties"; and

                (d)  Article 4 of the 364-Day Credit
     Agreement is hereby amended by adding the following
     Sections at the end of that Article:

               "SECTION 4.13.  Collateral; Security
     Agreement. (a) The Collateral is not subject to any Liens other than Liens permitted by Section 5.08. On the Amendment No. 1 Effective Date, the aggregate amount of the Debt and other obligations (other than the Obligations) secured by Liens on the Collateral does not exceed $50,000,000, none of which has used any portion of the CNTA Baskets.

               (b)  The Security Agreement, when executed
     and delivered by the parties thereto, will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, legal, valid and enforceable security interests in the Collateral (as defined in the Security
     Agreement), and upon the filing of the financing statements referred to in the definition of "Collateral Requirement", such security interests will constitute fully perfected security interests in all right, title and interest of each Grantor in such Collateral, in each case prior and superior to the rights of any other Person other than Liens permitted under Section 5.08 of each of this Agreement and the Five-Year Credit Agreement. On the Amendment No. 1
     Effective Date and at all times thereafter when any Bank has any Commitment or LC Exposure hereunder or any LC Disbursement remains unreimbursed or any of the Obligations remains unpaid, the Collateral
     Requirement will have been satisfied.

               SECTION 4.14.  CNTA Basket.  The CNTA
     Baskets are fully available on the Amendment No. 1
     Effective Date to permit the securing of the Obligations as and to the extent provided in the Security Agreement."

          SECTION 5.  Amendment of Article 5.  (a)
Section 5.01(c) of the 364-Day Credit Agreement is hereby amended by deleting the word "and" prior to clause (ii), replacing it with a comma and inserting immediately before the semicolon at the end thereof the following:

               "and (iii) setting forth a calculation in reasonable detail of Consolidated Net Tangible Assets and of the CNTA Baskets as of the date of the balance sheet included in such financial statements";

        (b)  Section 5.07(a) of the 364-Day Credit
Agreement is deleted in its entirety and replaced with the following:

          "(a) The Company will not permit the Leverage
     Ratio at any time during any period beginning on a date set forth below and ending on a date immediately preceding the date listed immediately below such beginning date (if any) to be in excess of the ratio set forth below opposite such initial date:

     Date                     Ratio

October 1, 2001         5.25 to 1.00


October 1, 2002         4.75 to 1.00


January 1, 2003         4.00 to 1.00


January 1, 2004         3.50 to 1.00


     provided, if the Company and the Subsidiaries have received at least $100,000,000 in Net Cash Proceeds from Asset Sales after the Amendment No. 1 Effective
     Date, the Leverage Ratio required to be maintained at any time thereafter shall be the greater of (i) 3.50 to 1.00 and (ii) the appropriate covenant level as set forth above minus 0.25 for each $100,000,000 increment above the initial $100,000,000 in Net Cash
     Proceeds received from Asset Sales after the Amendment No. 1 Effective Date.";


        (c)  Section 5.07(b) of the 364-Day Credit
Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               "(b) The Company will not permit the
     Interest Coverage Ratio for any four-fiscal quarter
     period ending on or after any date set forth below
     and prior to the date listed immediately below such
     beginning date (if any) to be less than the ratio set
     forth below opposite such initial date:
          Date                     Ratio

December 31, 2001          2.50 to 1.00
December 31, 2002          2.75 to 1.00
December 31, 2003          3.00 to 1.00";

          (d)  Section 5.07 of the 364-Day Credit
Agreement is hereby amended by the insertion at the end thereof of the following new paragraph (c):


               "(c)   The Company will not permit the book
     value of the Collateral (excluding any Collateral that shall be subject to any Lien other than the Lien of the Security Agreement) to be less at any time than $350,000,000.";


          (e)  Section 5.08 of the 364-Day Credit
Agreement is hereby amended by deleting the word "or" at the end of clause (g) thereof deleting the "." at the end of clause (h) and adding the following language immediately after clause (h) thereof:


     "; or (i) Liens created under the Security
Agreement.";


          (f)  Section 5.11 of the 364-Day Credit
Agreement is hereby deleted in its entirety and replaced with the following:


          "SECTION 5.11.  Additional Subsidiaries.  The
     Company will ensure at all times that all Designated
     Subsidiaries are (or become within 30 Domestic
     Business Days of being formed or acquired or becoming
     Designated Subsidiaries) Subsidiary Guarantors."; and


          (g) Article 5 of the 364-Day Credit Agreement is hereby amended by adding the following sections at the end thereof:


               "SECTION 5.13. Prohibition on Guarantees by Crompton Manufacturing Company, Inc. The Company will not cause and will not permit Crompton
     Manufacturing Company, Inc. (formerly known as
     Uniroyal Manufacturing Company, Inc.) or any successor to guarantee any Debt of the Company other than the Obligations.


               SECTION 5.14.  Covenants Relating to
     Collateral. (a) The Company will, and will cause each Subsidiary Grantor to, execute, acknowledge and deliver to the Collateral Agent any and all further completed UCC financing statements, and take all such further actions, as may be required under any applicable law or reasonably requested by the Collateral Agent or the Required Banks to ensure that the Collateral Requirement will be and remain satisfied at all times, all at the expense of the Company. The Company also agrees to provide to the Collateral Agent from time to time upon reasonable request evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Agreement.

      (b)  The Company will furnish to the Collateral
      Agent written notice at least five business days prior to the effectiveness of any change (i) in any Loan
Party's corporate name, (ii) in the jurisdiction of organization of any Loan Party, (iii) in any Loan Party's identity or corporate structure, (iv) in any Loan Party's organizational identification number or (v) in any Loan
Party's Federal Taxpayer Identification Number.  The
Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral have been made. The Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

               (c)  Each year, at the time of delivery of
     annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
     Section 5.01, the Company will deliver to the Collateral Agent a certificate executed by a Financial Officer of the Company setting forth the information required pursuant to the Perfection
     Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Amendment No.
     1 Effective Date or the date of the most recent certificate delivered pursuant to this Section.

               SECTION 5.15.  Use of CNTA Baskets.  The
     Company will not and will not permit any of its Subsidiaries to enter into any transaction other than the transactions provided for in this Agreement, the Five-Year Credit Agreement and the Security Agreement that would utilize any portion of the CNTA Baskets.

               SECTION 5.16.  Amendment of Indentures.
     The Company will not amend either of the Indentures in a manner adverse to the rights or interests of the Banks."

          SECTION 6.  Amendment of Article 6.  Section
6.01 of 364-Day Credit Agreement is hereby amended by (a) replacing the word "or" immediately before the words "any
Material Subsidiary" with a comma and inserting the words
"or any Designated Subsidiary" immediately after the words
"any Material Subsidiary" in clause (g) thereof;

          (b) replacing the word "or" immediately before the words "any Material Subsidiary" with a comma and inserting the words "or any Designated Subsidiary" immediately after the words "any Material
     Subsidiary", in each case, in both instances in clause (h) thereof;

          (c) replacing the word "or" immediately before the words "any Material Subsidiary" with a comma and inserting the words "or any Designated Subsidiary" immediately after the words "any Material Subsidiary" in clause (j) thereof;

          (d)  deleting the word "or" at the end of clause
     (k) thereof, inserting the word "or" at the end of paragraph (l) thereof and inserting the following immediately below such paragraph (l):

               "(m)  at any time beginning with the
     Amendment No. 1 Effective Date and prior to the
     Collateral Release, any Lien purported to be created under the Security Agreement with respect to any portion of the Collateral shall cease to be, or shall be asserted by any Loan Party not to be, (i) a valid, perfected Lien on such Collateral, or (ii) a first priority Lien (except to the extent of Liens permitted under Section 5.08 and in existence on the Amendment No. 2 Effective Date), in each case except as a result of the sale, lease, transfer or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or pursuant to Section 11.12".

          SECTION 7.  Amendment of Article 7.  Section
7.05 of the 364-Day Credit Agreement is hereby amended by inserting the following at the end thereof:

               "It is understood and agreed that the
     Collateral Agent shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any instrument or document furnished pursuant hereto.".

          SECTION 8.  Amendment of Article 8.  Section
8.01(c) of the 364-Day Credit Agreement is hereby amended by inserting the words "rate applicable to" prior to the words "Base Rate" and inserting the word "Loans" immediately after the words "Base Rate" in clause (ii) thereto.

          SECTION 9.  Amendment of Article 11.  (a)
Section 11.01 of the 364-Day Credit Agreement is hereby
amended by:

          (i) inserting in clause (b) immediately after the words "Administrative Agent" the words "or the Collateral Agent"; and

          (ii) inserting the following sentence at the end thereof: "Each notice required to be given by the Administrative Agent or by the Required Banks under this Agreement, other than any notice under Article 2 or Section 11.06, shall simultaneously be given to the Collateral Agent";

          (b)  Section 11.03 of the 364-Day Credit
Agreement is hereby amended by inserting the following clauses (c) and (d) thereof:

          "(c) To the extent permitted by applicable law, no Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

          (d) All amounts due under this Section shall be payable promptly after written demand therefor.";

          (c)  Section 11.04 of the 364-Day Credit
Agreement is hereby amended by

               (i) deleting the title of that Section and replacing it with "Right of Set-off; Sharing of Set offs." and

               (ii)  inserting immediately prior to the
     first sentence thereof the following:

               "(a)  If an Event of Default shall have
     occurred and be continuing, each Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Bank or Affiliate to or for the credit or the account of the Company or any Loan Party against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Bank under this Section 11.04(a) are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

          (b)";

          (d)  Section 11.05 of the 364-Day Credit
Agreement is amended by deleting the word "or" in front of
(vi), replacing it with a comma and inserting the following language immediately following clause (vi) thereof:

          "or (vii) release all or substantially all the Collateral from the Lien of the Security Agreement without the written consent of each Bank except as expressly provided in this Agreement or the Security
     Agreement"; and

          (e) Article 11 of the 364-Day Credit Agreement is hereby amended by adding the following section at the end thereof:

         "SECTION 11.12.  Release of Grantors and
Collateral. (a) Notwithstanding any contrary provision herein or in any other Loan Document, if the Company shall request the release under the Security Agreement of (i) any Collateral that has been sold to any Person other than the Company or any Subsidiary, or (ii) any Collateral of any Subsidiary Grantor in which the Company or any Subsidiary owns all the equity interests, which Collateral shall have been sold to any Person other than the Company or any Subsidiary, in either case in a transaction permitted under the terms of the Loan Documents, and shall deliver to the Collateral Agent a certificate to the effect that such sale will comply with the terms of the Loan Documents, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Bank, execute and deliver all such releases or other instruments, and take all such further actions, as shall be necessary to effectuate the release of such Collateral.

      (b) Notwithstanding Section 5.14 or any other provision herein or in any other Loan Document, the Collateral Agent is hereby authorized and directed to release (the "Collateral Release") the Collateral and the proceeds thereof from the Liens created by the Security
Agreement (the "Collateral Release") on a Business Day specified by the Company (the "Release Date"), upon the satisfaction of the following conditions precedent (the
"Release Conditions"):

          (A) the Company shall have given notice to the Collateral Agent at least 30 days prior to the Release Date, specifying the proposed Release Date and electing to reinstate, effective as of the Release Date, the covenants set forth in Section 5.07 of this Agreement as in effect immediately prior to the effectiveness of the Amendment and Restatement, Amendment No. 1 (and on the Release Date such covenants shall be permanently reinstated as provided below);
          (B) the Company shall have a Leverage Ratio less than or equal to 3.50 to 1.00 as of the Release Date and as of the last day of each of the two fiscal quarters most recently ended prior to the Release
     Date for which financial statements shall have been delivered pursuant to Section 5.01(a) or (b) and shall be in compliance as of the Release Date and as of the last day of each of such two fiscal quarters with the other covenants and agreements set forth in this Agreement, giving effect to the reinstatement of the covenants set forth in Section 5.07 as provided in paragraph (A) above as if such reinstatement had occurred prior to the last day of the earlier of such two fiscal quarters;

          (C) no Default or Event of Default shall have occurred and be continuing as of the Release Date;
     and

          (D) on the Release Date, the Administrative
     Agent and the Collateral Agent shall have received a certificate, dated the Release Date and executed on behalf of the Company by a Financial Officer thereof, confirming the satisfaction of the Release Conditions set forth in clauses (B) and (C) above and shall be satisfied that the certifications contained therein are accurate.

     Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Bank.
     Subject to the satisfaction of the conditions set forth in this paragraph (b), on and after the Release
     Date, the Collateral Agent shall execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of Collateral required by this paragraph.

          (c)  On the Release Date, (i) Articles 2, 4 and
     5 of this Agreement shall be automatically and permanently amended by the deletion therefrom of Sections 2.11(f), 4.13, 4.14, 5.13, 5.14 and 5.15,
     and
     (ii) (A) Section 4.02 and (B) Sections 5.01(c), 5.07 and 5.08 of this Agreement shall be automatically and permanently amended so that the representations and covenants, respectively set forth therein shall be those in effect immediately prior to the effectiveness of the Amendment and Restatement.

          (d)  Without limiting the provisions of Section
     11.03, the Borrowers shall reimburse the Collateral
     Agent for all costs and expenses, including attorneys' fees and disbursements, incurred by it in connection with any action contemplated by this
     Section 11.12."

          SECTION 10.  Amendment of Schedules and
Exhibits. (a)  The Pricing Schedule attached to the 364-
Day Credit Agreement is hereby replaced in its entirety with the Pricing Schedule attached hereto.

          (b) Exhibit K of the 364-Day Credit Agreement is hereby amended by deleting the first sentence of
Section  19 thereof and replacing it with the following :

          "Pursuant to Section 5.11 of the Credit
Agreement, the Company must ensure at all times that all Designated Subsidiaries are (or become within 30 Domestic
Business Days of being formed or acquired or becoming
Designated Subsidiaries) Subsidiary Guarantors.".

          (c) Exhibit L of the 364-Day Credit Agreement is hereby amended by deleting the first sentence of
Section 11 thereof and replacing it with the following:

          "Pursuant to Section 5.11 of the Credit
     Agreement, the Company must ensure at all times that all Designated Subsidiaries are (or become within 30
     Domestic Business Days of being formed or acquired or becoming Designated Subsidiaries) Subsidiary
     Guarantors.".

        (d)  The 364-Day Credit Agreement is hereby
amended by adding a new Exhibit M:  Form of Security
Agreement to the Five-Year Credit Agreement in the form of Exhibit M hereto.

        (e)  The 364-Day Credit Agreement is hereby
amended by adding a new Exhibit N:  Form of Perfection
Certificate to the Five-Year Credit Agreement in the form of
Exhibit N hereto.

          SECTION 11.  Appointments; Consents.  The
Required Banks hereby:

          (a)  appoint Citicorp USA, Inc., as Collateral
Agent for the benefit of the Secured Parties and the Loan
Parties hereby consent to such appointment;

          (b)  appoint Citicorp USA, Inc., as
Administrative Agent and the Loan Parties hereby consent to such appointment;

          (c)  consent to the amendment of the 364-Day
Subsidiary Guarantee Agreement as provided in Section
10(b) hereof; and

          (d)  consent to the amendment of the 364-Day
Indemnity, Subrogation and Contribution Agreement as provided in Section 10(c) above.

          SECTION 12.  Representations and Warranties.
To induce the other parties hereto to enter into this Amendment, the Company hereby represents and warrants that, after giving effect to this Amendment:

          (a)   The representations and warranties set
     forth in Article 4 of the 364-Day Credit Agreement, as amended by this Amendment, are true and correct on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, with all references to "this
     Agreement" being deemed to refer to the 364-Day
     Credit Agreement, as amended by this Amendment;

          (b) No Default or Event of Default has occurred and is continuing; and

          (c) This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          SECTION 13.  Amendment Fee.  The Company agrees
to pay to the Administrative Agent, for the account of each Bank that shall have executed and delivered to the Syndication Agent a counterpart of this Amendment prior to 12:00 noon New York City time on December 26, 2001, a nonrefundable amendment fee equal to 0.25% of the aggregate amount of such Bank's Commitment, whether used or unused, on the date hereof, payable in immediately available funds.

          SECTION 14.  Conditions to Effectiveness.   This
Amendment shall become effective on the date on which:

          (i) the Syndication Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Company, the Required Banks and the Syndication Agent;

          (ii) the Administrative Agent shall have received counterparts of the Security Agreement that, when taken together, bear the signatures of the Company, the Designated Subsidiaries and the Collateral Agent;

          (iii) the Syndication Agent shall have received a certificate, signed by a Financial Officer of the Company, confirming (A) the accuracy of the representations set forth in paragraphs (a) and (b) of
Section 12 and (B) the satisfaction of the Collateral
Requirement;

      (iv) the Collateral Agent shall have received a completed Perfection Certificate dated the Amendment No. 2
Effective Date and signed by a Financial Officer of the Company, together with all attachments contemplated thereby;

     (v) the Administrative Agent shall have received the amendment fees payable to the Banks under Section 13;

     (vi) the Syndication Agent and the Collateral Agent shall have received written opinions of John T. Ferguson
II, Esq., General Counsel of the Company; Wachtell,
Lipton, Rosen & Katz, counsel to the Company; and such other opinions as the Syndication Agent or the Collateral
Agent may reasonably request, each addressing such matters as the Syndication Agent or the Collateral Agent shall reasonably have requested and in form and substance reasonably acceptable to the Syndication Agent or the Collateral Agent; and

     (vii) the Syndication Agent shall have received, on behalf of the Banks, (i) a copy of the certificate or articles of incorporation or other organizational documents, including all amendments thereto, of each of the Loan Parties, certified as of a recent date by the Secretary of State (or other appropriate governmental authority) of the state of its organization, or other evidence reasonably satisfactory to the Syndication Agent as to the organization of such Loan Party; (ii) a certificate as to the good standing or subsistence, to the extent available, of each of the Loan Parties as of a recent date, from the appropriate Secretary of State (or other appropriate governmental authority) or other evidence reasonably satisfactory to the Syndication Agent as to the good standing of such Loan Party; (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Amendment No. 1 Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or other organizational documents of such Loan Party as in effect on the Amendment
No. 1 Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors
(or other analogous governing body) of such Loan Party
(and, if necessary, resolutions duly adopted by the shareholders or other equity owners of such Loan Party) authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is or is to be a party and, in the case of the Borrowers, the transactions hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other organizational documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan
Document or any other document delivered in connection herewith on behalf of such Loan Party; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above;
and (v) such other documents as the Banks, the Issuing
Bank or Cravath, Swaine & Moore, special counsel for the Syndication Agent, may reasonably request related to the foregoing.

          SECTION 15.  Effect of Amendment.  (a) On and
after the Amendment No. 1 Effective Date, each reference in the 364-Day Credit Agreement to "this Agreement",
"hereunder", "herein", or words of like import shall mean and be a reference to the 364-Day Credit Agreement, as amended hereby. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks under the 364-Day
Credit Agreement or any other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the 364-Day Credit Agreement or any other
Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the 364-Day Credit
Agreement or any other Loan Documents in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the 364-Day Credit Agreement specifically referred to herein.

          (b) Nothing herein will be deemed to reduce the obligations of any Subsidiary Guarantor under the Subsidiary Guarantee Agreement, which shall remain in full force and effect.

          SECTION 16.  References in Documents Executed in
Connection with this Amendment.  References to Citibank,
N.A. as Administrative Agent and/or Collateral Agent in documents executed in connection with this Amendment will be deemed to be references to Citicorp USA, Inc. as Administrative Agent and/or Collateral Agent, as applicable. References to Bank of America, N.A. and Deutsche Banc Alex. Brown (formerly known as Deutsche Bank
Securities Inc.) as Co-Documentation Agents in documents executed in connection with this Amendment will be deemed to be references to Bank of America, N.A. as Documentation
Agent.

          SECTION 17.  Counterparts.  This Amendment may
be executed by one or more parties to this Amendment in any number of separate counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 18.  APPLICABLE LAW.  THIS AMENDMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAW OF THE STATE OF NEW YORK.

          SECTION 19.  Headings.  Section headings used
herein are for convenience of reference only, are not part of, and are not to be taken into consideration in interpreting, this Amendment.

     SECTION      20.  Expenses.  The Company shall
reimburse the Syndication Agent and the Collateral Agent for their reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore.

     IN WITNESS WHEREOF, the Company, the Administrative
Agent and the undersigned Banks have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                   CROMPTON CORPORATION,

                    By
                         Name:
                         Title:


                    By




                         Name:
                         Title:

Each of the Subsidiary Guarantors hereby acknowledges receipt of, and consents to the terms of, this Amendment.



CROMPTON MANUFACTURING COMPANY, INC.,


                         By


                              Name:
                              Title:


                         By


                              Name:
                              Title:

CITICORP USA, INC., individually, as Administrative Agent and as Collateral Agent,


     By
          Name:
          Title:


JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN
BANK),

     By


          Name:
          Title:

          270 Park Avenue
          New York, NY 10017



BANK OF AMERICA, N.A.,

     By


                           Name:
                          Title:

          335 Madison Avenue New York, NY 10017

DEUTSCHE BANK AG NEW YORK BRANCH a/o CAYMAN ISLANDS
BRANCH,

     By


          Name:
          Title:



          Name:
          Title:

          31 W. 52nd Street
          New York, NY 10019

MELLON BANK, N.A.,

     By



          Name:
          Title:

          One Mellon Bank Center Pittsburgh, PA 15258

ABN AMRO BANK N.V.,

     By



          Name:
          Title:


     By



          Name:
          Title:

          500 Park Avenue
                    New York, NY 10022

COMMERZBANK AG
NEW YORK AND GRAND CAYMAN  BRANCHES,

     By



          Name:
          Title:

     By




          Name:
          Title:


FOUR WINDS FUNDING CORPORATION,
as Designee,

     By


          Name:
          Title:


     By


          Name:
          Title:

          Address:




THE BANK OF NEW YORK,

     By




          Name:
          Title:

          Address:




FIRST UNION NATIONAL BANK,

     By


          Name:
          Title:

          301 W. College Street, TW-5 Charlotte, NC 28288-
          0760

FLEET NATIONAL BANK,

     By



          Name:
          Title:

          1 Federal Street
          Boston, MA 02110

BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

     By



          Name:
          Title:

          1251 Avenue of the Americas New York, NY 10020-

          1104

THE BANK OF NOVA SCOTIA, By



                           Name:
                          Title:

                         Address:


BNP PARIBAS,

     By


                           Name:
                          Title:

     By



                           Name:
                          Title:

          787 Seventh Avenue New York, NY 10019

BANCA NAZIONALE DEL LAVORO S.P.A. NEW YORK BRANCH,

     By



          Name:
          Title:



          Name:
          Title:

          25 West 51st Street
                    New York, NY 10019


SUNTRUST BANK,

     By


          Name:
          Title:

          711 Fifth Avenue, 16th Floor New York, NY 10022



INTESABCI  NEW YORK BRANCH,

     By


                           Name:
                          Title:

     By


                           Name:
                          Title:

          One William Street New York, NY 10004


ING (U.S.) CAPITAL LLC,

     By



                           Name:
                          Title:

          1325 Avenue of the Americas 8th Floor
                    New York, NY 10019

BANCA MONTE DEI PASCHI DI SIENA S.P.,

     By



          Name:
          Title:

     By



          Name:
          Title:

          55 East 59th Street
          New York, NY 10022

PEOPLE'S BANK,

     By



                              Name:
                              Title:
                              350 Bedford Street Stamford,
                              CT 06901

HIBERNIA NATIONAL BANK,
                            By



                              Name:
                              Title:

                              313 Carondelet Street New
                              Orleans, LA 70130


                      PRICING SCHEDULE

          Each of "Facility Fee Rate", "Euro-Dollar
Margin" and "CD Margin" means, for any day, the rate set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day as determined based on the ratings by Moody's and S&P:


Pricing      Level       Level     Level IIIBBB-
Level        I$BBB/Baa2  IIBBB-/   and Ba1orBB+
                         Baa3      and Baa3

Facility
Fee Rate     0.125%      0.150%     0.250%

Euro-Dollar
Margin       0.875%1     1.350%1    1.750%1

CD Margin    2.125%1     2.600%1    3.000%1

Base Rate
Margin       0.150%1     0.350%     0.750%1


Pricing      Level IVBB+/Bal     Level V<Bal/BB+
Level

Facility
Fee Rate     0.300%                0.375%

Euro-Dollar
Margin       1.950%1               2.125%1

CD Margin    3.200%1               3.375%1

Base Rate
Margin       0.950%1               1.125%1



1 The Euro-Dollar Margin, CD Margin and Base Rate Margin shall increase by 0.500% per annum on any day on which the Company has a Leverage Ratio that is greater than 4.0 to 1.0.



          For purposes of this Schedule, the following terms have the following meanings:

          "Moody's" means Moody's Investors Service, Inc.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

The credit ratings to be utilized for purposes of this Schedule are those assigned to this Agreement and the Five
Year Credit Agreement and if no credit rating shall be available for this Agreement and the Five-Year Credit
Agreement, to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day. In the case the ratings from S&P and Moody's would indicate different Levels, the lower
Level (Level V being the lowest Level) will apply.